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I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF FFBEV, LTD FF AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE THIRTEENTH DAY OF OCTOBER, A.D. 1983, AT 10 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, DAY OF MAY, AD 1999, AT 9 O’CLOCK AM

CERTIFICATE OF CHANGE OF REGISTERED AGENT, DAY OF JANUARY, A.D. 2003, AT 9 O’CLOCK A.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “BEV, LTD. ”.

2019025 8100H	/s/ Jeffrey W. Bullock
101175301	Jeffrey W. Bullock, Secretary of State AUTHENTICATION: 8418710
You may verify this certificate online at corp.delaware. gov/authver.shtml	DATE: 12-10-10

CERTIFICATE OF INCORPORATION

OF

BEV, LTD.

* * * * *

1. The name of the corporation is

BEV, LTD.

2. The address of its registered office in the. State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is five thousand (5,000) and the par value of each of such shares is One Hundred Dollars ($100.00) amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00).

5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

D. A. Hampton	100 West Tenth Street Wilmington, Delaware 19801

S. N. Chapman	100 West Tenth Street, Wilmington, Delaware 19801

S. K. Zimmerman	100 West Tenth Street, Wilmington, Delaware 19801

5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

Paul Borman	P. O. Box 446 Detroit, MI 48232

Thomas V. Angott	P. O. Box 446 Detroit, MI 48232

6. The corporation is to have perpetual existence.

7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

To make, alter or repeal the by-laws of the corporation.

To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

2

By a majority of the whole board, to designate one or more committee, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

3

When and as authorized by the stockholders in accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporation hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this l3th day of October, 1983.

/s/ D.A. Hampton
D.A. Hampton

/s/ S.M. Chapman
S.M. Chapman

/s/ S.K. Zimmerman
S.K. Zimmerman

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 05/12/1999 991190350 – 2019025

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND REGISTERED AGENT

OF

BEV, LTD.

The Board of Directors of:

BEV, LTD.

a Corporation of the State of Delaware, on this 30th day of April , A.D. 1999, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

BEV, LTD

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Robert G. Ulrich                    , this 30th day of April A.D. 1999.

Authorized Officer

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 01/09/2003 030016280 – 2019025

CERTIFICATE OF CHANGE

OF

REGISTERED OFFICE/AGENT

OF

BEV, LTD.

BEV, LTD., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: The name of the corporation is: BEV, LTD.

TWO:	That a meeting of the Board of Directors of BEV, LTD., said change was duly adopted in accordance with the provisions of Sections 133 and 102 of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth a proposed change of the Certificate of Incorporation of said corporation, declaring said change to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed change is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be change by changing the present registered agent/office by changing article TWO as follows:

From

TWO: Its registered office in the State of Delaware is to be located at 2711 Centerville Road, Ste 4OO Wilmington, DE 19808 and its registered agent at such address is: United States Corporation Company.

To

TWO: Its registered office in the State of Delaware is to be located at: 15 East North Street, in the City of Dover, County of Kent, DE 19901 and its registered agent at such address is; XL CORPORATE SERVICES, INC.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed by Jose Mojica its President 18th day of December, 2002

/s/ JOSE MOJICA
By:	Jose Mojica
President

PAGE 1		101175310
SECRETARY OF STATE DIVISION OF CORPORATIONS P.O. BOX 898 DOVER, DELAWARE 19903

9382750 REGISTERED AGENT SOLUTIONS, INC. 32 W. LOOCKERMAN ST. SUITE 201		12-10-2010
DOVER	DE 19904
ATTN: SEF/50

DESCRIPTION			AMOUNT
BORMAN’S, INC 0707723 8100H Certified - History

0102S       Incorp Delaware Sto

0250S       Merger; Survivor

0240          Amendment; Domestic

0240          Amendment; Domestic

0240S       Amendment; Stock

0250S       Merger; Survivor

0133          Change of Agent

0133          Change of Agent

0250S       Merger; Survivor

0250S       Merger; Survivor

	03-28-1969 07-01 -1969 06-28-1976 12-16-1986 06-01 -1987 02-24-1989 02-26-1993 01 -09-2003 10-14-2003 01 -06-2004	6 14 5 5 20 11 1 2 3 1	62 00 78 00 60.00 60.00 90 00 72 00 52.00 54.00 56 00 52 00
	Certification Fee			500.00
	Document Page Fee			136.00

	FILING TOTAL			636 00

	CHARGED TO ACCOUNT			636.00